EXHIBIT 99.1

Internap Reports Second Quarter 2013 Financial Results

●	Revenue of $70.0 million, up 2% versus the second quarter of 2012;

●	Data center services revenue of $45.6 million, up 10% versus the second quarter of 2012;

●	Adjusted EBITDA1 of $14.1 million increased 15% versus the second quarter of 2012;

●	Adjusted EBITDA margin of 20.1%, up 240 basis points year-over-year.

ATLANTA, GA – (July 25, 2013) Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance hosting services, today announced financial results for the second quarter of 2013.

“The solid financial results for the second quarter of 2013 are underpinned by continued growth in our data center services segment and the associated strong operating leverage in the business.  Our integrated platform of high-performance colocation, hosting and cloud solutions continues to provide a compelling basis for competitive differentiation and has enabled us to secure recent successes in the on-line advertising, healthcare and media sectors,” said Eric Cooney, President and Chief Executive Officer of Internap.  “As we continue into the second half of 2013, the Internap team is keenly focused on execution of the strategy to drive profitable growth and create superior shareholder value.”

Second Quarter 2013 Financial Summary

				YoY	QoQ
	2Q 2013	2Q 2012	1Q 2013	Growth	Growth
Revenues:
Data center services	$45,580	$41,493	$44,392	10%	3%
IP services	24,403	27,194	25,307	-10%	-4%
Total Revenues	$69,983	$68,687	$69,699	2%	0%

Operating Expenses	$71,082	$68,596	$68,879	4%	3%

GAAP Net Loss	$(3,702)	$(1,997)	$(1,643)	85%	125%

Normalized Net (Loss) Income1	$(1,278)	$263	$242	-586%	-628%

Segment Profit2	$37,330	$36,046	$36,829	4%	1%
Segment Profit Margin2	53.3%	52.5%	52.8%	80 BPS	50 BPS

Adjusted EBITDA	$14,067	$12,190	$14,145	15%	-1%
Adjusted EBITDA Margin	20.1%	17.7%	20.3%	240 BPS	-20 BPS

1

Revenue

●	Revenue totaled $70.0 million compared with $68.7 million in the second quarter of 2012 and $69.7 million in the first quarter of 2013.

●
Data center services revenue improved 10% year-over-year and 3% sequentially to $45.6 million. Both the year-over-year and sequential increases were attributable to increased sales of colocation in company-controlled data centers and favorable growth in hosting and cloud services.

●
IP services revenue totaled $24.4 million, a decrease of 10% compared with the second quarter of 2012 and 4% sequentially, as traffic growth was more than offset by per unit price declines in IP and the loss of legacy contracts.

Net (Loss) Income

●
GAAP net loss was $(3.7) million, or $(0.07) per share, compared with $(2.0) million, or $(0.04) per share, in the second quarter of 2012 and $(1.6) million, or $(0.03) per share, in the first quarter of 2013.

●
Normalized net loss, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(1.3) million, or $(0.03) per share. Normalized net income was $0.3 million, or $0.01 per share, in the second quarter of 2012, and $0.2 million, or $0.00 per share, in the first quarter of 2013.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $37.3 million in the second quarter, an increase of 4% year-over-year.  Sequentially, segment profit increased 1%. Segment margin was 53.3%, an increase of 80 basis points compared with the second quarter of 2012. Segment margin increased 50 basis points compared with the first quarter of 2013.

●
Segment profit in data center services was $22.9 million, or 50.3% of data center services revenue. IP services segment profit was $14.4 million, or 59.0% of IP services revenue. Data center services segment profit increased 22% year-over-year and 5% sequentially.  An increasing proportion of higher-margin services, specifically colocation sold in company controlled data centers, hosting and cloud services, benefited data center services segment profit year-over-year and sequentially. Data center services segment margin increased 490 basis points year-over-year and 130 basis points sequentially.  IP services segment profit decreased 16% year-over-year and 5% sequentially.  Lower IP transit revenue and the loss of legacy contracts drove the year-over-year and sequential decreases in segment profit. IP services segment margin decreased 430 basis points year-over-year and 60 basis points sequentially.

●
Adjusted EBITDA totaled $14.1 million in the second quarter, a 15% increase compared with the second quarter of 2012 and a 1% decrease from the first quarter of 2013.  Adjusted EBITDA margin was 20.1% in the second quarter of 2013, up 240 basis points year-over-year and down 20 basis points sequentially.  The year-over-year increase in adjusted EBITDA was attributable to increased segment profit in our data center services segment. Sequentially, higher sales and marketing costs outweighed the quarter-over-quarter increase in segment profit.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $26.7 million at June 30, 2013. Total debt was $159.7 million, net of discount, at the end of the quarter, including $55.9 million in capital lease obligations.

●
Cash generated from operations for the three and six months ended June 30, 2013 was $8.7 million and $14.2 million, respectively.  Capital expenditures over the same period were $14.9 million and $22.3 million, respectively.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,500 customers at June 30, 2013.

●
Internap’s Los Angeles data center was recently awarded Leadership in Energy and Environmental Design (LEED) Gold certification by the U.S. Green Building Council. In addition to receiving LEED certification, this facility achieved Green Building Initiative’s Green Globe® certification in September 2012.

2

1
Adjusted EBITDA and Normalized Net (Loss) Income are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net (Loss) Income are contained in the tables entitled “Reconciliation of (Loss) Income from Operations to Adjusted EBITDA,” and “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share” in the attachment.

2
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

Conference Call Information:

Internap’s second quarter 2013 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, July 25, 2013 at 8 p.m. ET through Wednesday, July 31, 2013 at 855-859-2056 using the replay code 15354381. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT infrastructure services that combine platform flexibility and hybridization with unmatched performance, enabling customers to focus on their core business, improve service levels and lower the cost of IT operations. The company’s cloud, hosting and colocation services are delivered from a geographically distributed platform of high-density, redundant data centers. Its patented, performance-optimized IP connectivity guarantees 100% uptime and lowest latency, resulting in a seamless user experience.  For more information, visit http://www.internap.com, our blog at http://www.internap.com/blog or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to execute on our business strategy and to drive long-term profitable growth. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

3

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Data center services	$45,580	$41,493	$89,973	$81,431
Internet protocol (IP) services	24,403	27,194	49,710	54,284
Total revenues	69,983	68,687	139,683	135,715

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	22,643	22,649	45,290	43,619
IP services	10,010	9,992	20,234	20,177
Direct costs of customer support	7,372	6,481	14,523	13,209
Direct costs of amortization of acquired technologies	1,190	1,179	2,369	2,359
Sales and marketing	8,077	8,314	15,561	16,404
General and administrative	9,555	10,676	19,242	20,901
Depreciation and amortization	11,554	8,664	21,811	16,579
Gain on disposal of property and equipment, net	(2)	(4)	-	(20)
Exit activities, restructuring and impairments	683	645	932	688
Total operating costs and expenses	71,082	68,596	139,962	133,916
(Loss) income from operations	(1,099)	91	(279)	1,799

Non-operating expenses:
Interest expense	2,474	1,754	4,895	3,339
Other, net	479	254	610	295
Total non-operating expenses	2,953	2,008	5,505	3,634

Loss before income taxes and equity in (earnings) of equity-method investment	(4,052)	(1,917)	(5,784)	(1,835)
Benefit (provision) for income taxes	288	(179)	352	(215)
Equity in earnings of equity-method investment, net of taxes	62	99	87	160

Net loss	(3,702)	(1,997)	(5,345)	(1,890)

Other comprehensive loss:
Foreign currency translation adjustment, net of taxes	(243)	(114)	(906)	(29)
Unrealized loss on interest rate swap, net of taxes	(5)	-	(54)	-
Total other comprehensive loss	(248)	(114)	(960)	(29)

Comprehensive loss	$(3,950)	$(2,111)	$(6,305)	$(1,919)

Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.10)	$(0.04)

Weighted average shares outstanding used in computing net (loss) income per share:
Basic and diluted	50,856	50,453	50,965	50,497

4

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	June 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$26,668	$28,553
Accounts receivable, net of allowance for doubtful accounts of $1,922 and $1,809, respectively	21,573	19,035
Prepaid expenses and other assets	14,042	13,438
Total current assets	62,283	61,026

Property and equipment, net	260,358	248,095
Investment in joint venture	2,522	3,000
Intangible assets, net	19,203	21,342
Goodwill	59,605	59,605
Deposits and other assets	5,383	5,735
Deferred tax asset, net	1,808	1,909
Total assets	$411,162	$400,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,911	$22,158
Accrued liabilities	10,288	11,386
Deferred revenues	2,917	2,991
Capital lease obligations	4,977	4,504
Term loan, less discount of $236 and $239, respectively	3,264	3,261
Exit activities and restructuring liability	2,372	2,508
Other current liabilities	174	169
Total current liabilities	43,903	46,977

Deferred revenues	2,494	2,669
Capital lease obligations	50,968	44,054
Revolving credit facility	40,500	30,501
Term loan, less discount of $270 and $388, respectively	59,980	61,612
Exit activities and restructuring liability	2,586	3,365
Deferred rent	14,149	15,026
Other long-term liabilities	3,161	903
Total liabilities	217,741	205,107

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 53,710 and 53,459 shares outstanding, respectively	54	54
Additional paid-in capital	1,249,245	1,243,801
Treasury stock, at cost; 419 and 267 shares, respectively	(3,168)	(1,845)
Accumulated deficit	(1,051,535)	(1,046,190)
Accumulated items of other comprehensive loss	(1,175)	(215)
Total stockholders’ equity	193,421	195,605
Total liabilities and stockholders’ equity	$411,162	$400,712

5

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net loss	$(3,702)	$(1,997)	$(5,345)	$(1,890)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,744	9,844	24,180	18,938
Gain on disposal of property and equipment, net	(2)	(4)	-	(20)
Impairment of capitalized software	555	258	555	258
Stock-based compensation expense, net of capitalized amount	1,741	1,615	3,378	3,019
Equity in earnings of equity-method investment	(62)	(100)	(87)	(160)
Provision for doubtful accounts	518	547	847	626
Non-cash change in accrued contingent consideration	(121)	263	-	263
Non-cash change in capital lease obligations	121	253	121	547
Non-cash change in exit activities and restructuring liability	156	315	550	315
Non-cash change in deferred rent	(447)	(151)	(877)	(391)
Deferred income taxes	(36)	-	101	-
Other, net	214	47	212	214
Changes in operating assets and liabilities:
Accounts receivable	(3,131)	(4,510)	(3,386)	(3,935)
Prepaid expenses, deposits and other assets	(764)	(8)	(367)	812
Accounts payable	1,803	1,108	(2,248)	6,613
Accrued and other liabilities	(266)	(334)	(1,097)	989
Deferred revenues	122	55	(249)	189
Exit activities and restructuring liability	(729)	(634)	(1,466)	(1,295)
Other liabilities	2	-	(596)	-
Net cash flows provided by operating activities	8,716	6,567	14,226	25,092

Cash Flows from Investing Activities:
Purchases of property and equipment	(14,691)	(22,669)	(22,036)	(39,493)
Addiitions to aquired technology	(176)	-	(269)	-
Net cash flows used in investing activities	(14,867)	(22,669)	(22,305)	(39,493)

Cash Flows from Financing Activities:
Proceeds from credit agreement	-	14,756	9,999	14,756
Principal payments on credit agreement	(875)	(1,500)	(1,750)	(1,500)
Payments on capital lease obligations	(1,169)	(774)	(2,273)	(1,386)
Proceeds from exercise of stock options	451	725	1,848	1,353
Tax withholdings related to net share settlements of restricted stock awards	(91)	(181)	(1,323)	(902)
Capitalized lease incentive liability	(42)	(23)	(82)	(58)
Net cash flows (used in) provided by financing activities	(1,726)	13,003	6,419	12,263
Effect of exchange rates on cash and cash equivalents	(7)	(126)	(225)	(10)
Net decrease in cash and cash equivalents	(7,884)	(3,225)	(1,885)	(2,148)
Cash and cash equivalents at beginning of period	34,552	30,849	28,553	29,772
Cash and cash equivalents at end of period	$26,668	$27,624	$26,668	$27,624

6

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net (loss) income, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net (loss) income is income from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is (loss) income from operations plus depreciation and amortization, gain (loss) on disposals of property and equipment, exit activities, restructuring and impairments and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net (loss) income is net (loss) income plus exit activities, restructuring and impairments and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net (loss) income per share is normalized net income divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

7

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net (loss) income and normalized net (loss) income per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

8

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

9

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of (loss) income from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
(Loss) income from operations (GAAP)	$(1,099)	$820	$91
Depreciation and amortization, including amortization of acquired technologies	12,744	11,437	9,843
(Gain) loss on disposal of property and equipment, net	(2)	3	(4)
Exit activities, restructuring and impairments	683	248	645
Stock-based compensation	1,741	1,637	1,615
Adjusted EBITDA (non-GAAP)	$14,067	$14,145	$12,190

10

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) AND BASIC AND DILUTED
NET (LOSS) PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net (loss), the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net (loss) per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Net loss (GAAP)	$(3,702)	$(1,643)	$(1,997)
Exit activities, restructuring and impairments	683	248	645
Stock-based compensation	1,741	1,637	1,615
Normalized net (loss) income (non-GAAP)	(1,278)	242	263

Normalized net income allocable to participating securities (non-GAAP)	-	5	6
Normalized net (loss) income available to common stockholders (non-GAAP)	$(1,278)	$237	$257

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,856	50,771	50,453
Participating securities (GAAP)	997	1,024	1,128

Diluted (GAAP)	50,856	50,771	50,453
Add potentially dilutive securities	-	873	709
Less dilutive effect of stock-based compensation under the treasury stock method	-	(128)	(251)
Normalized diluted shares (non-GAAP)	50,856	51,516	50,911

Loss per share (GAAP):
Basic and diluted	$(0.07)	$(0.03)	$(0.04)

Normalized net (loss) income per share (non-GAAP):
Basic and diluted	$(0.03)	$0.00	$0.01

11

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Revenues:
Data center services	$45,580	$44,392	$41,493
IP services	24,403	25,307	27,194
Total	69,983	69,699	68,687

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	22,643	22,647	22,649
IP services	10,010	10,223	9,992
Total	32,653	32,870	32,641

Segment Profit:
Data center services	22,937	21,745	18,844
IP services	14,393	15,084	17,202
Total	$37,330	$36,829	$36,046

Segment Margin:
Data center services	50.3%	49.0%	45.4%
IP services	59.0%	59.6%	63.3%
Total	53.3%	52.8%	52.5%

12